GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE SECOND QUARTER ENDED JUNE 30, 2017

- Company Reports Record Sales of $4.1 Billion -
- Earnings Per Share of $1.29 -
- Updates 2017 Outlook -

Atlanta, Georgia, July 20, 2017 — Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the second quarter and six months ended June 30, 2017.

Sales for the second quarter ended June 30, 2017 were $4.1 billion, a new record and a 5% increase compared to $3.9 billion for the same period in 2016. Net income for the second quarter was $190.0 million compared to $191.4 million recorded for the same period in the previous year. Earnings per share on a diluted basis were $1.29, up 1% from $1.28 for the second quarter last year.

Paul Donahue, President and Chief Executive Officer, commented, “We are encouraged by the steady and consistent total sales increase thus far in 2017, which reflects the diversified aspects of our Company combined with an ongoing strategy to drive both organic and acquisitive growth. This represents our second consecutive quarter of 5% total sales growth for the Company and includes sales increases in each of our four distribution businesses, with our strongest performances in the Industrial and Electrical segments.”

Second quarter sales for the Automotive Group were up 4%, including an approximate 1.5% comparable sales increase. Sales at Motion Industries, our Industrial Group, were up 7%, including a 5% comparable sales increase, and sales at EIS, our Electrical/Electronic Group, grew 11%, with comparable sales down 1%. Sales for S.P. Richards, our Office Products Group, were up 5% for the quarter, including a 4% decrease in comparable sales.

Sales for the six months ended June 30, 2017 were $8.0 billion, also a new record and a 5% increase compared to $7.6 billion for the same period in 2016. Net income for the six months was $350.1 million compared to $349.4 million in 2016, and earnings per share on a diluted basis were $2.36, up 1% compared to $2.33 in 2016.

Mr. Donahue concluded, “Our teams are committed to generating sustainable sales growth, while also streamlining our cost structure to improve profitability. We believe our focus in these areas, along with a strong balance sheet, solid cash flows and effective capital allocation, will drive long-term growth for the Company and serve to maximize shareholder value.”

2017 Outlook

For the full year 2017, the Company continues to expect total sales to be up 3% to 4%. The Company expects diluted earnings per share to range from $4.70 to $4.75 compared to the prior outlook of $4.75 to $4.85.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors”, or by dialing 877-741-4245, conference ID 6054876. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 6054876, two hours after the completion of the call until 12:00 a.m. Eastern time on August 4, 2017.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its four business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2016 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President — Investor Relations – (678) 934-5628

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
	(in thousands, except per share data)
Net sales	$4,100,178	$3,899,638	$8,005,819	$7,617,905
Cost of goods sold	2,860,466	2,734,186	5,610,386	5,347,982

Gross profit	1,239,712	1,165,452	2,395,433	2,269,923
Operating expenses:
Selling, administrative & other expenses	903,343	829,489	1,777,157	1,652,661
Depreciation and amortization	39,232	35,911	77,364	70,565

	942,575	865,400	1,854,521	1,723,226
Income before income taxes	297,137	300,052	540,912	546,697
Income taxes	107,165	108,683	190,780	197,303

Net income	$189,972	$191,369	$350,132	$349,394

Basic net income per common share	$1.29	$1.28	$2.37	$2.34
Diluted net income per common share	$1.29	$1.28	$2.36	$2.33
Weighted average common shares outstanding	147,079	149,241	147,613	149,417
Dilutive effect of stock options and
non-vested restricted stock awards	571	788	598	761

Weighted average common shares outstanding – assuming dilution	147,650	150,029	148,211	150,178

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$2,164,104	$2,087,978	$4,162,487	$4,020,156
Industrial	1,252,867	1,167,395	2,484,949	2,320,022
Office Products	504,401	481,605	1,023,406	958,259
Electrical/Electronic Materials	204,628	184,508	389,045	360,355
Other (1)	(25,822)	(21,848)	(54,068)	(40,887)

Total net sales	$4,100,178	$3,899,638	$8,005,819	$7,617,905

Operating profit:
Automotive	$207,332	$203,572	$359,089	$357,282
Industrial	96,300	88,263	186,674	170,096
Office Products	30,091	32,640	61,210	66,844
Electrical/Electronic Materials	15,533	15,987	29,168	30,828

Total operating profit	349,256	340,462	636,141	625,050
Interest expense, net	(6,878)	(4,665)	(13,052)	(9,487)
Intangible amortization	(11,434)	(9,225)	(22,240)	(17,985)
Other, net	(33,807)	(26,520)	(59,937)	(50,881)

Income before income taxes	$297,137	$300,052	$540,912	$546,697

Capital expenditures	$29,289	$38,041	$54,095	$49,711

Depreciation and amortization	$39,232	$35,911	$77,364	$70,565

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2017	2016
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$203,145	$233,627
Trade accounts receivable, net	2,169,970	2,031,094
Merchandise inventories, net	3,330,189	3,062,673
Prepaid expenses and other current assets	598,112	538,748

TOTAL CURRENT ASSETS	6,301,416	5,866,142
Goodwill and other intangible assets, less accumulated amortization	1,677,748	1,478,298
Deferred tax assets	126,299	112,316
Other assets	565,905	491,968
Net property, plant and equipment	740,776	685,385

TOTAL ASSETS	$9,412,144	$8,634,109

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$3,302,969	$3,075,769
Current portion of debt	580,000	525,000
Income taxes payable	28,300	28,451
Dividends payable	99,109	97,975
Other current liabilities	790,789	678,975

TOTAL CURRENT LIABILITIES	4,801,167	4,406,170
Long-term debt	550,000	250,000
Pension and other post-retirement benefit liabilities	272,394	217,052
Deferred tax liabilities	48,256	51,708
Other long-term liabilities	438,984	458,950
Common stock	146,831	148,914
Retained earnings	4,062,682	3,970,870
Accumulated other comprehensive loss	(921,389)	(882,165)

TOTAL PARENT EQUITY	3,288,124	3,237,619
Noncontrolling interests in subsidiaries	13,219	12,610

TOTAL EQUITY	3,301,343	3,250,229

TOTAL LIABILITIES AND EQUITY	$9,412,144	$8,634,109

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2017	2016
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$350,132	$349,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	77,364	70,565
Share-based compensation	8,086	10,002
Excess tax benefits from share-based compensation	(2,245)	(7,540)
Changes in operating assets and liabilities	(88,053)	108,071

NET CASH PROVIDED BY OPERATING ACTIVITIES	345,284	530,492
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(54,095)	(49,711)
Acquisitions and other investing activities	(240,216)	(305,435)

NET CASH USED IN INVESTING ACTIVITIES	(294,311)	(355,146)
FINANCING ACTIVITIES:
Proceeds from debt	2,250,000	1,950,000
Payments on debt	(1,995,000)	(1,800,000)
Share-based awards exercised, net of taxes paid	(3,014)	(8,627)
Excess tax benefits from share-based compensation	—	7,540
Dividends paid	(197,408)	(190,934)
Purchase of stock	(153,508)	(119,397)

NET CASH USED IN FINANCING ACTIVITIES	(98,930)	(161,418)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	8,223	8,068

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(39,734)	21,996
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	242,879	211,631

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$203,145	$233,627